UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): August 23, 2007

                               ACADIA REALTY TRUST
             (Exact name of registrant as specified in its charter)

          Maryland                   1-12002                23-2715194
      (State or other              (Commission           (I.R.S. Employer
jurisdiction of incorporation)     File Number)         Identification No.)


                             1311 Mamaroneck Avenue
                                    Suite 260
                          White Plains, New York 10605
               (Address of principal executive offices) (Zip Code)

                                 (914) 288-8100
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425 )

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2007, Acadia Realty Trust ("the Company") issued a press release announcing the election of William T. Spitz to the Company's Board of Trustees. Mr. Spitz was elected to the Board on August 23, 2007. Mr. Spitz recently retired from his position as Vice Chancellor for Investments and Treasurer of Vanderbilt University, a position he held since November 1985.

As a Trustee, Mr. Spitz will receive an annual Trustee fee in the amount of $30,000, comprised of $15,000 cash and $15,000 of unrestricted Common Shares, plus a fee of $1,750 for each meeting of the Board of Trustees attended, $1,500 for each committee meeting attended and $750 for each Board of Trustees or committee meeting attended telephonically. Also, Mr. Spitz will be entitled to an annual grant of 2,000 Restricted Common Shares which will vest immediately. In addition, he will be reimbursed for travel and lodging expenses associated with attending meetings of the Board of Trustees and committee meetings.

A copy of the press  release is  attached  to this report on Form 8-K as Exhibit
99.1 and incorporated herein by reference.



Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

(c) Shell Company Transactions

Not Applicable

(d) Exhibits

Exhibit Number     Description
--------------     --------------------------------------------------

99.1               Press release of the Company dated August 27, 2007.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ACADIA REALTY TRUST

                                  (Registrant)

     Date: August 28, 2007    By: /s/ Michael Nelsen
                              -------------------------------------
                              Name:  Michael Nelsen
                              Title: Chief Financial Officer and
                                     Senior Vice President